                                                                   Exhibit 10.42

         Contract # CTC-015/1277/05 on Lease of Nonresidential Premises

City of Moscow                                                 December 30, 2005

      OPEN JOINT-STOCK COMPANY <<ALL-UNION SCIENTIFIC RESEARCH INSTITUTE OF
TELEVISION AND BROADCASTING>>, hereinafter referred to as the <<LESSOR>>, in the person of the acting for the General director Mr. Tsirlin I.S., acting on the basis of the Charter, on the one hand,

      and CLOSED JOINT-STOCK COMPANY <<NETWORK OF TELEVISION STATIONS>>,
hereinafter referred to as the "Lessee", in the person of the First Deputy
General director Khanumyan Vladimir Sergeevich, acting on the basis of the power of attorney dated January 11th, 2005, on the other hand,

      hereinafter jointly referred to as the "Parties", and separately the
"Party", have concluded the present Contract and have agreed as follows:

                       1. SUBJECT OF THE PRESENT CONTRACT

1.1. The Lessor shall undertake to transfer and present to the Lessee into the temporary possession and enjoyment for payment nonresidential premises (further
- the "Premises"), located in the building at the address: 12, 3-rd
Khoroshevskaya street, Moscow (further - the "Building"), specified in Appendix
1 to the present Contract, with a total area of 2,646.03 (Two thousand six hundred and forty six 03/100) square meter.

      Appendix 1 to the present Contract shall contain the floor plan and the legend corresponding to the floor plan and legend of BTI.

      The Building specified in the present paragraph belongs to the Lessor on the right of ownership confirmed by the Certificate on the state registration of the ownership right of the Moscow city committee on the state registration of the rights to real estate and transactions with it, issued on June 10th, 2002
(series 77 AA 690833, record on registration 77-01/09-220/2002-512).

      Premises shall be transferred with the aim of their usage as premises for administrative and industrial purpose.

      The Lessee shall recognize that in the Premises transferred to them under the present Contract there are engineering systems, networks and communications
(and namely: water pipe, heating, canalization, power electric networks, systems of natural ventilation, skips of exhaust and input ventilation system) that are inseparable from the Premises and form their integral part.

      The Lessee shall also be granted the access to public places (corridor on the floors, sanitary arrangements, elevators, staircase, stair platforms, halls, etc.). Conditions and the procedure of the admission and location of the
Lessee's vehicles on the territory adjoining to the Building shall be stipulated in the additional agreement to the present Contract, or in a separate agreement upon the arrangement of the Parties not later than February 01st, 2006. Up to the moment of signing of the specified additional agreement location of the
Lessee's vehicles shall be carried out in the territory adjoining to the
Building in accordance with the Order of the Lessor dated November 22, 2005 #
94.

      1.2. The Lessor shall transfer, and the Lessee shall accept the Premises on the basis of the Act on acceptance of the Premises (Appendix 3 to the present
Contract) for enjoyment of them for the term, with the aims and in accordance with the conditions of the present Contract.

      Premises shall be considered as transferred by the Lessor for the enjoyment to the Lessee and accepted by the Lessee on the day of signing of the
Act on acceptance by both Parties, if not stipulated otherwise by the Parties in a written agreement.

      The Lessor shall transfer, and the Lessee shall accept the Premises within a period not later than January 01st, 2006. Within the same period the Parties shall make and sign the bilateral Act on acceptance of the Premises that shall form a constituent and integral part of the present Contract.

      1.3. Lease of the Premises shall not result in passing (transfer, transmission) of the ownership right to

them.

      1.4. The Present Contract shall be concluded without the right of the
Lessee to redeem the Premises, their granting to uncompensated use, assignation of the right on lease (but for the case of sub-lease of the Premises to any third parties stipulated in para 3.2.16 of the present Contract), mortgage and contribution of the right on lease to the charter capital, and the Lessee shall have no right to make the specified actions and/or demand any sanction (consent)
for their fulfillment from the Lessor.

      1.5. The Lessee shall confirm that they have examined and checked the
Premises for their conformity and appropriate status with the aim of use under the provisions of the Contract prior to the conclusion of the present Contract and transfer of the Premises to them, and the Lessee has not found any detriments of the Premises fully or in part interfering and/or complicating using of them.

      Upon detection of the specified detriments of the Premises the Parties shall jointly determine the possibility of transfer of the Premises with the specified detriments to the lease to the Lessee and their use under the provisions of the Contract.

                       2. VALIDITY OF THE PRESENT CONTRACT

      2.1. The present Contract shall be concluded for the term from January
01st, 2006 till December 31st, 2008. Validity term of the present Contract shall expire on December 31st, 2008, and the present Contract shall be considered terminated, should the Parties not stipulate otherwise in a written agreement.

      Should the Lessee execute the terms and conditions of the present Contract during its valid term in appropriate way, and with the absence of circumstances certifying to their non-execution or inadequate execution, the Lessee under any other equal terms shall have the pre-emptive right before other persons on the conclusion of the lease contract for a new term on the conditions agreed by the
Parties additionally for not less than 60 (sixty) calendar days prior to the day of expiry of the validity term and termination of the present Contract taking into account observance of property and other interests of both Parties.

      Within the period of not fewer than 90 (ninety) calendar days prior to day of the termination of the validity term of the present Contract, the Lessor should be notified by the Lessee in writing upon the wish of the Lessee to use the pre-emptive right to conclusion of a new lease contract for a new term and on the wish of the Lessee to conclude the lease contract for a new term.

      The Lessee should specify in the notification the prospective term of lease and other essential provisions of the Contract.

      The notification of the Lessee on the intention to conclude the new lease contract shall not relieve them from the duty to release the Premises and to return (to transfer) them to the Lessor upon the Act on acceptance under the procedure, in term and in accordance with the conditions stipulated by the present Contract, if the Parties shall not agree otherwise in a written agreement.

      The conditions of the Contract can be amended at the conclusion of the lease contract for a new term upon the agreement of parties.

      Upon absence of the Lessor's written approval regarding continuation to use the Premises by the Lessee upon expiration of the present Contract, as well as if the Parties by the day of termination of validity term of the present
Contract have not concluded a new lease contract, and/or have not reached a written agreement on all the essential conditions of their legal relationship, the Lessee shall have no right to use the Premises after termination of the validity term of the present Contract and shall be obliged to release and return
(transfer) them to the Lessor under the procedure, in term and in accordance with the conditions stipulated by the present Contract.

      Concession of the pre-emptive right of the Lessee to conclude the lease contract for a new term shall not be permitted.

      2.2. Conditions of the present Contract regarding calculation and paying of the lease payment, as well as indemnifications to the Lessor of actual charges on payment of municipal services stipulated in para 4.5 of the present
Contract, shall be applied since January 01st, 2006.

      The termination of the validity term of the present Contract shall not release the Parties from the responsibility for its infringement.

      2.4. The present Contract shall be subject to obligatory state registration under the established procedure in the body on registration of the rights to real estate and transactions with it. The Lessee shall bear the obligation to register the present Contract in conformity with the current legislation of the Russian Federation till October 01st, 2006. Should the present condition be not executed by the Lessee, the Parties agree, that the present Contract shall be concluded for the period till December 01st, 2006. The charges connected with the state registration of the present Contract, shall be born by the Lessee at their own expense. The Lessor shall not indemnify and compensate to the Lessee the specified charges.

      Provisions of the present paragraph shall operate in case of granting by the Lessor till February 01st, 2006 of the power of attorney to the Lessee regarding representation of interests of the Lessor in BTI of the North-West
Administrative Division (SZAO) of Moscow and registration bodies regarding the matters connected with the state registration of the present contract, as well as granting of any other documents, proceeding from requirements of registering authorities.

     3. RIGHTS AND DUTIES OF THE PARTIES. GENERAL CONDITIONS OF EXECUTION OF
                              THE PRESENT CONTRACT

      3.1. The rights and duties of the Lessor are the following:

      3.1.1. The Lessor shall present to the Lessee the Premises in the status corresponding to the conditions of the present Contract and purpose of property for their use within the aims stipulated in paragraph 1.1 of the present
Contract.

      3.1.2. The Lessor shall not be responsible for detriments of the leased
Premises that were framed by them upon the conclusion of the present Contract or were known to the Lessee in advance, or should have been found out by the Lessee during survey of the Premises and check of their serviceability upon the conclusion of the present Contract and transfer of Premises to the Lessee.

      3.1.3 The Lessor shall have the right to demand from the Lessee to indemnify (compensate) expenses on maintenance of the Premises, and namely: the charges connected to payment of heat supply services, hot and cold water supply, canalization, electrical supply, gathering and export of dust (solid domestic waste), in proportion of the area of the leased Premises to the general charges of the Lessor for these services. Upon presence of registration-distributing boards in the leased Premises, indemnification of charges of the Lessor connected to payment of the consumed electrical power shall be made by the
Lessee according to the parameters of registration-distributing boards.

      The Lessor shall have the right to demand from the Lessee to indemnify the expenses connected to payment of services of electrical supply of illumination devices of the hall in the first floor, flight of stairs and staircases
(excluding auxiliary stair).

      The Lessee shall compensate only a part of these charges of the Lessor in proportion of the area of the Premises leased by the Lessee upon presence of separate record devices of the current consumption by illumination devices in the above-mentioned places on the basis of registration data of these devices.

      The Lessor shall have the right to demand from the Lessee to eliminate consequences of failures and damages of the Premises, the Building, the adjoining territory that have occurred due to the fault of the Lessee.

      3.1.4. The Lessor shall at their own expense make reconstruction, completion, modernization, technical retooling, equipping and final stage equipping of the Building.

      3.1.5. The Lessor shall provide for functioning, operation, maintenance and safety of the Building and the territory adjoining to the Building.

      3.1.6. The Lessor shall have the right to demand from the Lessee to pay the lease payment and compensation (indemnification) of the expenses (charges)
specified in para 3.1.3 of the present Contract under the procedure, in the amount of and on the conditions stipulated by the present Contract.

      3.1.7. The Lessor shall have the right independently and at their own discretion to establish rules, norms and the requirements connected to the procedure and conditions of functioning, operation, maintenance, safety and improvement of the Building and the adjoining territory obligatory for execution by the Lessee, should it not contradict the provisions of the present Contract.
Herewith the Lessor shall be obliged to notify the Lessee in written form on introduction of rules, norms and other requirements not later than 30 (Thirty)
calendar days prior to introduction of such rules, norms and requirements.

      3.1.8. The Lessor shall have the right to execute control over observance of conditions of the present Contract, and for these purposes persons authorized by the Lessor shall have the right of unimpeded access to the Premises at any time during validity term of the present Contract (accompanied by an authorized person of the Lessee).

      3.1.9. The Lessor shall be obliged to make cleaning of public places
(corridor on the floors, sanitary arrangements, elevators, staircase, stair platforms, halls, etc.), to which the Lessee has the right of access.

      3.1.10. The Lessor shall be obliged to give to employees of the Lessee (as well as to employees of Sublessees) the right to pass to the Premises, after signing by both Parties of the Act on acceptance and transfer of the Premises, as well as to provide access for employees of the Lessee to the Premises for 24
(twenty four) hour per day, 7 (seven) days per week, 365/366 (three hundred sixty five) days per year.

      3.1.11. The Lessor shall be obliged to present to the employees of the
Lessee (and also to employees of Sublessees) the necessary amount of passes to the Premises according to the list, presented by the Lessee as well as to grant one-passes for visitors of the Lessee (Sublessees) according to applications presented by the Lessee.

      3.1.12. The Lessor shall provide for protection of the Building and the adjoining territory, as well as take the necessary measures for the purposes of safety and protection of the Building, the adjoining territory, property and material assets at their own expense, independently or with any attracted persons.

      3.1.13. The Lessor shall be obliged to provide the undisturbed passing of the Lessee's vehicles and guests (visitors) for their short-term parking on the territory, adjoining to the Building, as well as cars of any other firms rendering services for the Lessee (express services, delivery of stationary, products, furniture, etc.) with the possibility of their time parking in front of the entrance into the Building for the period of unloading and loading of cargoes taking into account observance of the established norms, rules and requirements on safety and protection of the Building, the adjoining territory, property and material assets, life and health of people under the procedure and conditions coordinated by the Parties according to para 3.1.7.

                      3.2. RIGHTS AND DUTIES OF THE LESSEE:

      3.2.1. The Lessee shall be obliged to use the Premises according to the conditions of the present Contract and the purposes determined in para 1.1 of the present Contract.

      3.2.2. The Lessee shall be obliged to contribute in due time the payment for using the Premises (lease payment) in the amount of, under the procedure, in time and on conditions established by the present Contract.

      3.2.3. The Lessee shall be obliged to indemnify (compensate) in due time expenses (charges), specified in para 3.1.3 of the present Contract, including the municipal charges connected to payment for services of heat supply, hot and cold water supply, canalization, gathering and export Dust (solid domestic waste), in proportion to the area of the Premises (in proportion to the share of the area of the Premises in the total area of the Building) in the amount of, under the procedure, in time and on conditions established by the present
Contract.

      The Lessee shall be obliged to indemnify (compensate) to the Lessor the expenses (charges) connected to payment for the electric power consumed by the
Lessee, in volume of the actually rendered services on the basis of the invoices of the Lessor received by the Lessee according to parameters of registration-distributing boards for the leased Premises.

      The Lessee shall be obliged to indemnify the expenses connected to payment of services of electrical supply of illumination devices of the hall in the first floor, flight of stairs and staircases (excluding auxiliary stair).

      The Lessee shall compensate only a part of these charges of the Lessor in proportion of the area of the Premises leased by the Lessee upon presence of separate record devices of the current consumption by illumination devices in the above-mentioned places on the basis of registration data of these devices.

      3.2.4. The Lessee shall be obliged to arrange and provide observance in the Premises of fire-prevention, sanitary, technical and other established provisions, norms, requirements and instructions, electric equipment service regulations, electric systems, systems of heating, water supply, fire suppressing, ventilation, sanitary equipment using, engineering networks and communications, elevators, public places, other systems of safety and operation of the Building, as well as to observe the established rules, system and the mode of protection and safety of the Building and adjoining territory, under the condition of performance by the Lessor of the provisions of para 3.1.7 of the present Contract.

      3.2.5. The Lessee shall have no right to execute reconstruction, technical retooling, completion, final stage equipping, modernization, equipping, re-planning, re-design, reorganization of the Premises (except for erection of temporary leaves) without coordination and obtaining of the preliminary written sanction (consent) of the Lessor, as well as to make any other actions connected to the change of existing engineering systems,

networks and communications and/or their arrangement. The Lessee shall have no right to conduct any actions causing essential deterioration of work or infringement and change of admissible parameters of functioning of these engineering systems, networks and communications without coordination and obtaining of the preliminary written sanction (consent) of the Lessor. Should the Lessee's actions cause any damage, breakage, failure, essential deterioration of work or infringement and change of admissible parameters of functioning to the systems, networks and communications, the Lessee shall be obliged to indemnify the damage to the Lessor, or to restore systems, networks and communications at their own expense.

      Should the Lessee (in coordination with the Lessor) have conducted any works on improvement of the Premises, the Building and/or the territories adjoining to the Building, as well as any services on maintenance of normal functioning of the Building, Premises and territories adjoining to the Building have been rendered at their own the spent expense (confirmed with documents) can be compensated upon the arrangement of both Parties, under the condition of conclusion of additional agreements to the present Contract.

      3.2.6. The Lessee shall be obliged to provide at any time during validity term of the present Contract the unimpeded access to the Premises to the following persons (accompanied by the authorized person of the Lessee):

      3.2.6.1. Representatives of the Lessor for carrying out any check and control over observance by the Lessee of the conditions of the present Contract, to present to them necessary documents and information concerning the subject and the purposes of the check, as well as to provide a free access to the
Premises for the workers of the corresponding services for checking the technical, sanitary, fire-prevention status, conditions of their maintenance and using;

      3.2.6.2. The experts attracted by the Lessor to the Premises for technical service of engineering systems, networks and communications connected to maintenance, using and operation of the Premises and the Building;

      3.2.6.3. Any other authorized persons in the cases stipulated by the present Contract or current legislation of the Russian Federation.

      3.2.7. The Lessee shall be obliged to observe rules, norms and requirements connected to the procedure and conditions of functioning, operation, maintenance, safety and improvement of the Premises, the Building and the adjoining territory established by the Lessor within the part not contradicting the provisions of the present Contract, provided that the Lessor shall perform conditions of para 3.1.7 of the present Contract.

      3.2.8. In case of emergency, and/or threat of its occurrence, as well as in any other cases connected to damage, causing of harm (damage, losses) to the
Premises, the Building, the Lessor, and/or with a threat of their causing, the
Lessee shall be obliged to take immediately all measures necessary and depending on them with the purpose of prevention of any property damage and negative consequences of the occurred failures and damages, immediately to notify the authorized persons of the Lessor and the corresponding services, to provide the unlimited access to the Premises of repair-operational organizations workers and emergency-technical services.

      3.2.9. The Lessee shall be obliged at their own expense and in coordination with the Lessor to take all necessary measures for maintenance of normal functioning, operation, safety of the Premises, to maintain them in a serviceable condition suitable for use.

      3.2.10. The Lessee shall be obliged within a period of not less than 30
(Thirty) calendar days prior to the day of termination (cancellation) of the
Contract and/or termination of its validity term, and/or within the same period prior to the day of the Lessee's releasing of the Premises, to notify the Lessor in writing on the day and time of actual release of the Premises, persons authorized to pass the Premises to the Lessor and to sign the Act on transfer and acceptance, and within the same period to coordinate with the Lessor the place, time and procedure of acceptance and transfer of the Premises.

      The day of releasing the Premises and their returning to the Lessor shall be considered the day of signing by both Parties of the Act on transfer and acceptance, unless otherwise agreed by the Parties in writing.

      3.2.11. The Lessee shall be obliged to release the Premises not later than on January 01st, 2009 and to return (to transfer) them to the Lessor under the
Certificate on transfer and acceptance in a status allowing their further use for its intended purposes taking into account normal deterioration. The Lessee shall have no right to use the Premises after expiry of the validity term of the present Contract determined in para 2.1 of the present Contract, unless otherwise agreed by the Parties in writing. .

      3.2.12. The Lessee shall bear the responsibility for safety and maintenance of the Premises transferred

to them in lease, including the responsibility for risk of their casual destruction or casual damage, unless otherwise agreed by the Parties in writing or otherwise stipulated by the present Contract. The Lessee shall be obliged to eliminate consequences of failures and damages of the Premises, occurred due to the fault of the Lessee at their own expense.

      3.2.13. Any separable improvements of the Premises performed by the Lessee with the preliminary written approval of the Lessor shall be the property of the
Lessee. Separable improvements shall be understood as improvements that can be withdrawn from the Premises without any harm to the Premises.

      Should the Lessee have performed any improvements of the Premises inseparable without any harm to the Premises or the Building at his own or attracted expense with the consent of the Lessor, the specified improvements shall be the property of the Lessor. The Lessee shall after termination
(cancellation) of the present Contract and releasing of the Premises have the right to compensation (indemnification) of the residual cost of expenses
(charges) confirmed with documents regarding these inseparable improvements taking into account conditions of their use, deterioration and the improvements status at the moment of termination (cancellation) of the present Contract. The
Lessor shall compensate the specified charges on the basis of the additional agreement to the present Contract concluded between both Parties.

      Cost of separable and/or inseparable improvements of the Premises performed by the Lessee at their own or attracted expense but without any preliminary written consent of the Lessor shall not be subject to any indemnification or compensation, unless otherwise agreed by the Parties in writing.

      3.2.14. Should the Lessee execute the terms and conditions of the present
Contract during its valid term in appropriate way, and with the absence of circumstances certifying to their non-execution or inadequate execution, the
Lessee shall have the pre-emptive right before other persons on the conclusion of the lease contract for a new term on the same conditions or on the conditions agreed by the Parties additionally for not less than 60 (sixty) calendar days prior to the day of expiry of the validity term of the present Contract.

      Within the period of not less than 90 (ninety) calendar days prior to day of expiry of the validity term of the present Contract, the Lessee shall notify the Lessor in writing on the intention to conclude a new lease contract stating the proposed term for lease of the Premises.

      3.2.15. The Lessee upon arrangement with the Lessor, provided that additional agreements to the present Contract shall be concluded, can participate in actions directed to maintenance of the Premises, the Building and the adjoining territory in the appropriate and suitable condition for enjoyment.

      3.2.16. The Lessee shall have the right to present the Premises in using to the companies of "CTC-MEDIA" group only after preliminary written approval of the Lessor y and on sublease conditions.

      Lease rules shall apply to sublease contracts. Sublease contract cannot be concluded for the term exceeding the term of the present Contract.

      Conclusion by the Lessee of sublease contract without the preliminary written approval of the Lessor / or without the coordination with the Lessor of the provisions of the sublease contract shall be unacceptable.

      The pre-schedule termination of the present Contract shall result in the termination of any sublease contract concluded hereunder. The Sublessee shall in this case have the right to conclusion with them of the lease contract on the
Premises that were in their enjoyment according to the sublease contract within the limits of the remaining term of sublease on the conditions corresponding to those of the terminated lease contract with the observance of the established procedure of conclusion of the sublease contract and with consent of the Lessor to conclude such contract.

      The Lessee shall not be entitled to hand over the Premises into sublease to any other persons not belonging to "CTC-MEDIA", as well as to transfer their rights and obligations under the present Contract to any other person, as well as to give Premises in use to any third parties on any other bases, including those on conditions of their free use.

      3.2.17. The Lessee shall be obliged to support Premises in serviceable and appropriate sanitary, technical and fire-prevention condition, in due time and at their own expense to perform operating repair of the Premises.

      3.2.18. The Lessee shall be obliged to observe the intra-object and pass regime, as well as any other rules of safety and protection of the Building and the adjoining territory, life and health of people established by the Lessor and to coordinate with the Lessor all the actions on their execution provided that the Lessor has notified the Lessee in writing on introduction of the above named regimes in 30 (Thirty) calendar days prior to their introduction.

      3.2.19. Should the Lessee perform reconstruction, technical retooling, completion, final stage equipping, modernization, equipping, re-planning, re-design, reorganization of the Premises under the procedure and on the conditions stipulated by the Contract within its valid term, as well as make any other actions connected to the change of existing engineering systems, networks and communications and/or their arrangement, the Lessee shall at their own expense bear charges (expenses) actually incurred for obtaining conclusions, sanctions, working-out, consent, approval of designing estimates, initial and permission documents, as well as the state registration and paying of the established duties, fees and payments.

      3.2.20. Should any detriments of the leased Premises be found that fully or partly prevent from using them, both prior to the conclusion of the present
Contract, and during its valid term, the Lessee shall have the right to notify the Lessor in writing thereon and, at their discretion, either demand from the
Lessor of the free elimination of the detriments, or the proportional reduction of the lease payment, or compensation of the their expenses (confirmed with documents) for elimination of the detriments.

      3.2.21. Non-use by the Lessee of the Premises obtained and accepted by them under the Act on acceptance, shall not relieve the latter from the responsibility on paying the lease payment and compensation (indemnification) of charges (expenses) and on performing of other obligations and conditions stipulated by the present Contract.

      3.2.22. The Lessee shall have the right during validity term of the present Contract to refuse partially from using separate Premises transferred to them into lease, herewith the Lessee shall be obliged to notify the Lessor on such refusal not less than for 60 (sixty) calendar days prior to the date of refusal from a part of the Premises. Refusal from enjoyment of a part of the
Premises shall be executed through signing by the Parties of the additional agreement to the present Contract.

      3.2.23. The Lessee shall be obliged to notify the Lessor in writing:

      - on the persons authorized to coordinate and sign the corresponding legally binding documents on behalf of the Lessee, and on the persons possessing the right to carry out control over use of the Premises according to the conditions of the present Contract within the period of not later than 3 (three)
calendar days from the date following the date of entry into force of the present Contract;

      - on amendments in the management structure of the Lessee, as well as on change of the persons authorized by the Lessee to coordinate and sign the corresponding legally binding documents on their behalf, as well as on the change of persons possessing the right to carry out control over use of the
Premises according to conditions of the present Contract, within the period of not later than 2 (Two) calendar days after the date following that of adopting the corresponding decision thereon.

      3.2.24. In case of pre-schedule cancellation of the present Contract the
Lessee shall be obliged to release the Premises within the period agreed upon by the Parties, and shall be obliged to return to the Lessor the Premises under the
Act of acceptance under the same procedure as stipulated by the conditions the present Contract.

      3.2.25. The Lessee shall recognize that they have no right to use the
Premises after expiry of the validity term of the present Contract determined in para 2.1 of the present Contract, and the Contract shall not be subject for renewal, except for the case, if the Parties have concluded by the day of the expiry of the validity term of the present Contract a new lease contract, having reached the agreement on all its essential conditions, and/or both Parties have signed the agreement providing certain conditions, the term and the procedure of further using of the Premises by the Lessee.

      Should the Parties not conclude a new lease contract by the day of the expiry of the validity term of the present Contract determined in para 2.1 of the present Contract, and/or there is no agreement signed by both Parties on certain conditions, procedure and term of further using of the Premises by the
Lessee, the Parties shall recognize that the Lessor shall object against any further using of the Premises by the Lessee, and the Lessee shall have no right to use the Premises upon expiry of the specified validity term of the present
Contract.

      3.3. The act on transfer and acceptance of the Premises shall form an integral and constituent part of the present Contract, if it is made in 3 authentic copies, one for each Party, each of that is signed by an authorized representative of the Lessor and the Lessee.

      3.4. Besides the Premises directly specified and described (listed) in the
Corresponding Appendices to the present Contract, under the mutual arrangement of the Parties and within the limits of validity term of the present Contract, the Lessor can transfer to the Lessee in use any other nonresidential premises, being a part of

the Building that shall be stipulated in additional agreements (Appendices,
Acts, Minutes) to the present Contract. With respect to any new Premises transferred by the Lessor to the Lessee in use and accepted by the Lessee under the Act on transfer and acceptance, provisions of the present Contract shall apply in full and extend to legal relationship of the Parties, unless otherwise agreed by the Parties.

      3.5. Conditions and the procedure of accommodation of the logo
(advertising) of the Lessee on the front side of the Building shall be foreseen in the additional agreement to the present Contract or in a separate agreement upon the arrangement of the Parties till February 01st, 2006.

      The Lessee shall have the right to establish satellite transmit/receive antennas on the roof of the Building. Conditions and the procedure of use of a part of the area of the roof of the Building for installation of the satellite transmit/receive antennas shall be foreseen in the additional agreement to the present Contract till February 01st, 2006.

      The Lessor cannot unreasonably refuse in accommodation (advertising) of the Lessee on the front side of the Building and installation of satellite transmit/receive antennas on the part of the roof area of the Building under the terms and procedure stipulated in the additional agreement to the present
Contract or in a separate agreement upon the arrangement of the Parties.

      3.6. The Lessee shall have the right to establish in the Premises their own system of safety, fire suppression systems and access control (further -
Systems) with the written approval of the Lessor, as well as to carry out round-the-clock guard of the Premises both by their own forces and with attraction of a third party. Systems that the Lessee has for date of conclusion of the present Contract shall be subject to reflection in the Act on acceptance of the Premises.

             4. PAYMENTS AND CALCULATIONS UNDER THE PRESENT CONTRACT

      4.1. amount of the lease payment under the present Contract shall be determined proceeding from the size of the annual rent for 1 (one) square meter of the Premises transferred in the lease to the Lessee, calculated upon one calendar year (from January 1st till December 31st) that shall be considered to be equal to 12 months and make 365/366 calendar days (calendar period). The amount of the lease payment shall include VAT under the rate established by the current legislation of the Russian Federation.

      The Parties shall coordinate the amount of the lease payment under the present Contract in the Minutes on coordination of the contractual price
(Appendix 2 to the present Contract) that shall form a constituent and an integral part of the present Contract.

      The amount of the annual lease payment for 1 (one) square meter of the
Premises can be changed unilaterally by the Lessor without the consent of the
Lessee not oftener than once a calendar year, herewith the increase in the size of amount of the annual lease payment for 1 (one) square meter of the Premises:

      for 2007 cannot make more than 10% (Ten percent) in comparison to the amount of the annual lease payment for 1 (one) square meter of the Premises established for 2006;

      for 2008 cannot make more than 10% (Ten percent) in comparison to the amount of the annual lease payment for 1 (one) square meter of the Premises established for 2007.

      The Lessor shall have the right to establish the amount of the annual lease payment for 1 (one) square meter of the Premises for the corresponding calendar year since January 01st of the corresponding calendar year.

      4.2. The amount of the annual lease payment for I (one) square meter of the Premises cannot be increased by the Lessor within the validity term of the present Contract for more than 30% (thirty percent) from the level of the lease payment established at the moment of entry into force of the present Contract,

      Should any statutory acts be adopted regarding introduction of new rates or substantial increase of existing the rates (more than 2 times from the level of rates for January 1st, 2006) municipal, federal and other state taxes, duties related to land, real estate (the Building), leasing of real estate, the Lessor shall have the right to demand, and the Lessee shall have no right to refuse unreasonably to alter the amount of the annual lease payment for 1 (one) square meter of the Premises from the moment of signing of the corresponding additional agreement. To alter the amount of the annual lease payment the Lessor shall provide to the Lessee the notice in writing with attachment of documents on adopting of the corresponding decisions by the competent bodies, a motivated calculation of expenses alterations and the offered rate of the lease payment.
The new amount of the lease payment shall be determined upon the agreement of the Parties.

      4.3. The Lease payment under the present Contract shall be transferred by the Lessee on a monthly basis to the current account of the Lessor on the basis of the invoices issued by the Lessor in proportion to the quantity of days in the settlement period.

      4.4. The Lessee shall exercise lease payments on a monthly basis not later than 5 (five) banking days upon receipt of the invoice from the Lessor, but not earlier than the 5 (fifth) business day of the month for which the payment is made.

      4.5. The Lessee shall compensate to the Lessor the actual charges on payment of the municipal payments, connected to payment for electrical supply, heat- and water supply, canalization as well as export of waste (dust).

      The Lessee shall compensate to the Lessor the charges on payment for the electric power consumed by the Lessee in the volume of the services actually rendered on the basis of invoices of the Lessor received by the Lessee according to the data of registration-distributing boards in the leased Premises.

      The Lessee shall compensate to the Lessor the actual charges on paying of the municipal payments connected to payment for heat- and water supply, canalization as well as export of waste (dust) in proportion to the area of the leased Premises (in proportion of the share of the Premises area to the total area of the Building from the Lessor's general charges).

      The Lessee shall execute payment of the charges specified in the present paragraph monthly on the basis of the invoices issued by the Lessor not later than within 5 (five) banking days from the date following the date when the
Lessee received it, but not later than the 18 (eighteenth) day of the month following the settlement one.

      Calculations between the Parties shall be made in roubles at the quotation rate of 1 (one) US Dollar to rouble established by Bank of Russia (Central Bank of the Russian Federation) at date of payment execution.

      The Lessee shall be considered as executed the obligations on paying of the lease payment and indemnification (compensation) of the charges (expenses)
specified in para 3.1.3 of the present Contract, from the date of writing-off the money resources from the correspondent account of the Lessee's bank.

      The amount of the lease payment can be changed under the procedure and conditions established in para 4.1 of the present Contract. In this case the
Lessor shall be obliged to notify the Lessee in writing on the alteration of the amount of the lease payment size of a rent for not fewer than for 90 (ninety)
calendar days prior to the day of introduction of the newly established amount of the lease payment.

         5. THE RESPONSIBILITY OF THE PARTIES UNDER THE PRESENT CONTRACT

      5.1. The Parties shall bear responsibility for non-execution or inadequate execution of the taken obligations according to the present Contract and the current legislation of the Russian Federation.

      5.2. For the delay in paying of the lease payment, as well as for the delay in paying the indemnification (compensation) of the charges (expenses)
specified in para 3.1.3 of the present Contract, the Lessee shall pay the penalty at the rate of 0.1% (one tenth per cent) of the amount of the unpaid in time sum of the payment per every day of the delay upon the written demand of the Lessor.

      5.3. Should the Lessee return to the Lessor the Premises in the condition different from the one specified in para 3.2.11 of the present Contract, the
Lessee shall be obliged, upon the written demand of the Lessor, to compensate to the Lessor any charges (expenses) confirmed with documents connected to repair and restoration of the Premises up to the status stipulated in para 3.2.11 of the present Contract.

      5.4. Should the Lessee not return the Premises under the procedure, terms and conditions determined by the present Contract, or return them untimely, the
Lessee shall be obliged, upon the written demand of the Lessor, to compensate to the Lessor the lease payment for the whole time of the delay, compensate the charges (expenses) specified in para 3.1.3 of the present Contract, as well as to pay the penalty at the rate of 1/365 (366) (One three hundred and sixty fifth) from the amount of the annual lease payment for 1 (one) square meter of the Premises not released in time for every day of the delay in transferring the
Premises.

      5.5. The penalty can be collected for each case of default or inadequate execution of obligations by the Lessee. The Lessee shall execute payment of the penalty on the basis of the written demand and/or invoice of the Lessor for the whole period from the date of the default or inadequate execution of the obligations by the Lessee till the day of its actual execution, unless otherwise stipulated by the Parties in writing.

      5.6. Should the Lessee cause (at their fault) any property damage (losses)
to the Lessor, including

those as a result of failures, their consequences, loss (destruction), shortage, waste, damages of the Premises or the property connected to the Premises, including the engineering systems, networks and communications, compensation of damage (losses) shall be executed under the procedure established by the current legislation of the Russian Federation.

      Should the Lessor cause (at their fault) any property damage (losses) to the Lessee, including those as a result of failures, their consequences, loss
(destruction), shortage, waste, damages of the Premises or the property connected to the Premises, including the engineering systems, networks and communications, compensation of damage (losses) shall be executed by the Lessor under the procedure established by the current legislation of the Russian
Federation.

      5.7. The Lessee shall compensate to the Lessor the losses (damage) caused as a result of infringement of the conditions of the present Contract, including those resulting from inadequate use of the Premises.

      5.8. Payment of the penalty shall not release the Lessee from performance of obligations or elimination of infringements, as well as from indemnification caused by default or Inadequate execution of the obligations stipulated by the present Contract.

      5.9. The parties shall not be relieved from the responsibility stipulated by the present Contract, if default or inadequate execution of their obligations was the consequence of the fault of any third parties attracted by the corresponding Party to the performance of the obligations under the present
Contract.

      5.10. The Parties shall bear responsibility for unreliability and/or untimely notice on change of the data about their legal, actual, post, bank requisites, contact phone numbers and faxes, including cases, when the unreliable information has affected performance of the present Contract.

      The Party on whose fault the other Party was incorrectly or out of time informed on these circumstances, shall bear responsibility according to the present Contract, and the Party informed incorrectly or out of time shall be relieved from the responsibility for default and/or inadequate execution of the present Contract, if on these bases it was impossible and/or inconvenient to execute it.

      5.11. Any Party shall not bear responsibility for a full or partial default and/or inadequate execution of any obligations under the present
Contract, if such default and/or inadequate execution was the consequence of force majeure circumstances (force-majeur) that have arisen after the conclusion of the present Contract as a result of such events of extreme character that the
Parties could not expect or prevent with reasonable measures, and force majeure circumstances have directly affected execution of obligations.

      5.12. The Parties shall refer t force majeure circumstances the following:
fire, flooding, earthquake, hurricane, other acts of nature, technogenic failures, war or military actions, revolt, mobilization, epidemics, explosions, act of terrorism, natural accidents, actions of state authorities, including changes of the legislation of the Russian Federation, that significantly influenced the execution of obligations, including those limiting or making impossible their execution, that shall be confirmed by the competent bodies and/or authorized persons as force majeure circumstances under the procedure stipulated by legislation.

      5.13. The Party not being able to execute obligations under the present
Contract due to occurrence of force majeure circumstances shall be obliged to inform in writing the other Party on occurrence and termination of the above-mentioned circumstances within not later than 5 (five) business days from the moment of their occurrence or, accordingly, termination. Occurrence of force majeure circumstances shall be confirmed by a competent body.

       6. PROCEDURE OF CANCELLATION AND AMENDMENTS OF THE PRESENT CONTRACT

      6.1. The present Contract can be terminated in pre-term and/or amended upon the mutual written agreement of the Parties, or on the bases, under the procedure and according to the conditions directly stipulated by the present
Contract or the current legislation of the Russian Federation.

      6.2. The Notice on pre-term cancellation of the present Contract should be directed to the other Party not later than 270 (two hundred and seventy)
calendar days prior to the date of pre-term cancellation of the present Contract specified in the notice.

      6.3. The Lessor shall have the right to terminate in pre-term the present
Contract under a unilateral procedure in case of significant infringement by the
Lessee of the obligations and conditions stipulated by the present Contract as well as in other cases determined in the operating legislation of the Russian
Federation.

      6.4. The Parties shall recognize that the essential infringement of the present Contract can be any of

the below stated:

      6.4.1. Delay in paying by the Lessee of the lease payment in the established amount for two months successively;

      6.4.2. Delay in paying by the Lessee of compensation (indemnification) of charges (expenses), payment of which is stipulated in para 3.2.3 of the present
Contract, for two months successively;

      6.4.3. Numerous (more than 3 (three) time successively) incomplete paying by the Lessee of payments stipulated by the present Contract (lease payment and indemnifications stipulated in para 3.2.3 of the present Contract);

      6.4.4. Sublease by the Lessee of the Premises to any third parties without the preliminary consent of the Lessor;

      6.4.5. Unreasonable refusal of the Lessee to compensate (indemnify) the charges (expenses), payment of which is stipulated in para 3.2.3 of the present
Contract.

      The Lessee having committed an essential infringement of the present
Contract shall lose the pre-emptive right to the conclusion of a new contract for a new term, unless the Parties agree otherwise in writing.

                            7. RESOLUTION OF DISPUTES

      7.1. All disputes and disagreements that can arise during execution of the present Contract will be solved, whenever possible, through negotiations, and if the mutual consent is not achieved, the dispute shall be subject to the resolving under the procedure established by the current legislation of the
Russian Federation.

                               8. FINAL PROVISIONS

      8.1. Regarding everything nor directly stipulated by the Parties in the present Contract, the Parties will be guided by the current legislation of the
Russian Federation.

      8.2. If any provision of the present Contract is or becomes void, contradicting the law, not subject to compulsory execution or deprived of the legal force, such provision shall be considered not included into the text of the present Contract, that shall not be the reason for suspending the action and/or recognition as void of other provisions of the present Contract and the present Contract as a whole.

      8.3. Any Party shall have no right to transfer the rights and obligations stipulated by the present Contract, without receipt of the preliminary consent of other Party, excluding the cases established by the present Contract.

      8.4. As the information, any materials or the data concerning the present
Contract, the Parties will consider confidential, they shall undertake to hold them top secret. These confidential information cannot be disclosed to any third parties in any other way besides the written approval of other Party to the present Contract of it, or on the bases stipulated by the current legislation of the Russian Federation.

      8.5. All changes, additions, appendices, minutes, acts and other documents executed after the conclusion of the present Contract by the Parties, can supplement or change the content of its separate provisions and clauses, but will be legally bound and form the integral part of the present Contract, only if they are made upon mutual agreement of the Parties in written form and signed by their authorized representatives, unless otherwise is followed directly from the present Contract.

      8.6. Any notices, inquiries or other messages (correspondence) presented by the Parties to each other, that are necessary and/or allowed according to the present Contract, should be issued in written form and directed to the receiving
Party by mail, by the registered mail or with the courier, whatever seems advisable. The moment of receipt of the mail, including the registered mail, or day of the delivery in case of sending the correspondence with a courier shall be considered the date of receipt of the correspondence.

      The correspondence should be sent with the registered mail with the notification receipt or an express mail to the addresses specified in the present Contract, or the addresses of the actual residence known to the Parties.

      8.7. The present Contract shall operate till the settlement of all legal relationship of the Parties stipulated by the present Contract and the current legislation of the Russian Federation.

      8.8. The present Contract shall be made in 3 (three) authentic copies, on one copy for each Party, each of which has the same legal force.

                   9. REQUISITES AND SIGNATURES OF THE PARTIES

-------------------------------------------------------------  --------------------------------------------------------------
LESSOR                                                         LESSEE
-------------------------------------------------------------  --------------------------------------------------------------

Open joint-stock company <<All-Union scientific research       Closed joint-stock company <<Network of television
institute of television and broadcasting>>                     stations>>
-------------------------------------------------------------  --------------------------------------------------------------
Legal  address: 12, 3-rd Khoroshevskaya street Moscow          Legal address: 12, 3-rd Khoroshevskaya street Moscow
123298.                                                        123298.
-------------------------------------------------------------  --------------------------------------------------------------
Postal address: 12, 3-rd Khoroshevskaya street Moscow          Postal  address:  12, 3-rd  Khoroshevskaya  street  Moscow
123298.                                                        123298.
-------------------------------------------------------------  --------------------------------------------------------------
INN 7734015927                                                 INN 7707115217
Bank requisites: Acc. 40702810500000000097 in ACB <<Our        Bank requisites: Acc 40702810100000006624 in OJSC
House>>, Moscow, corr/acc 30101810700000000203 BIC 044579203   "Alpha-bank" in Moscow, corr/acc 30101810200000000593 BIC
                                                               044525593
-------------------------------------------------------------  --------------------------------------------------------------

-------------------------------------------------------------  --------------------------------------------------------------
LESSOR                                                         LESSEE
-------------------------------------------------------------  --------------------------------------------------------------

Acting for the General director                                First Deputy General director
Mr. Tsirlin I.S.                                               Khanumyan V.S.
                       STAMP                                                           STAMP

                                        Appendix #1 to Contract # CTC-15/1277/05
                                                          dd. 30.12.2005 between
                                  OJSC <<All-Union scientific research institute
                                            of television and broadcasting>> and
                                         CJSC <<Network of Television Stations>>

City of Moscow                                                        30.12.2005

According to para 1.1 of Contract # CTC-15/1277/05 dd. 30.12.2005 concluded between the Parties, the Lessor shall transfer to the Lessee the following premises (List of the leased premises according to BTI floor plan);

1. Tenth floor of the Building - rooms ##
1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,
30,31,32,33,34,35,36,37,38,40,41, balcony (62) of the total area of 728.80 m2;

2. Eleventh floor of the Building - rooms ##
2,3,3a,4,4a,5,6,6a,66,6B,6r,7,8,9,10,11,12,13,14,15,16,17,17a,18,19,20,21,22,23,
24,24a, 246, 25,26,27,28,29,30,32,33, 33a, a balcony (62) of the total area of
718.8 m2;

3. Twelfth floor of the Building - rooms ##
1,4,5,6,6a, 66, 7,8,9,9a, 10,11,12,13,14,14a, 146,15,16,17,18,19,20,22,23 (1/2
part) of the total area of 476.55m2;

4. Thirteenth floor of the Building - rooms ##
1,1a, 16, 1B, 1 y,2,2a,3,3a,36,4,5,5p,5c,5T,5y,6,6p,6c,7,8,9,10,11,1 1 and,
12,12a, 13,14,15,16,16 And, 1 7,19,19a, 20 545. m2;

5. Fourteenth floor of the Building - rooms ## - room # 1 with the area of 15.98
m2;

6. Ground floor of the Building - rooms ## 5 (part, the area 8,25m2), 9,10,11
(part, the area 41.75 m2), 12 (part, the area 20.70 m2) with a total area of
85.30 m2.

7. Basement - rooms ## 15,16,17,18,19,20,21,22,23,24,25 with a total area of
74.7 m2.

The total area of the leased premises shall make 2,646.03 (Two thousand six hundred and forty six 03/100) square meter.

                                       13

                              BUILDING FLOOR PLAN

Basement of the Building

Ground Floor of the Building

10th Floor of the Building

11-th Floor of the Building

12-th Floor of the Building

13-th Floor of the Building

                           SIGNATURES OF THE PARTIES:

Acting for the General director            First Deputy General director
OJSC VNIITR                                CJSC "Network of television stations"
Mr. Tsirlin I.S.                           Khanumyan V.S.

                    STAMP                                      STAMP

                                        Appendix #1 to Contract # CTC-15/1277/05
                                                          dd. 30.12.2005 between
                                                           OJSC << VNIITR >> and
                                         CJSC <<Network of Television Stations>>

              THE MINUTES ON COORDINATION OF THE CONTRACTUAL PRICE

Moscow                                                         December 30, 2005

      Open joint-stock company <<All-Union scientific research institute of television and broadcasting>>, hereinafter referred to as the <<Lessor>>, in the person of the acting for the General director Mr. Tsirlin I.S., acting on the basis of the Charter, on the one hand,

      and Closed joint-stock company <<Network of television stations>>, hereinafter referred to as the "Lessee", in the person of the First Deputy
General director Khanumyan Vladimir Sergeevich, acting on the basis of the power of attorney dated January 11th, 2005, on the other hand,

      hereinafter jointly referred to as the "Parties", and separately the
"Party", have concluded the present Minutes on coordination of the contractual price (further the "Minutes") to the Contract # CTC-15/1277/05 dd. 30.12.2005
(further the "Contract") and have agreed as follows

      1. The amount of the lease payment under the Contract shall be determined proceeding from the size of the annual rent for 1 (one) square meter of the
Premises transferred in the lease to the Lessee, calculated upon one calendar year (from January 1st till December 31st) that shall be considered to be equal to 12 months and make 365/366 calendar days (calendar period). The amount of the lease payment shall include VAT under the rate established by the current legislation of the Russian Federation.

      2. For the date of the conclusion of the present Minutes on coordination of the contractual price the size of the annual rent for 1 (one) square meter of the Premises (excluding the areas leased in VNIITR Building basement) shall make per year the sum in roubles, the equivalent of $330 (US dollars three hundred and thirty) at the quotation rate of 1 (one) US Dollar to rouble determined by the Bank of Russia (Central Bank of the Russian Federation) on the day of
payment execution, including VAT under the rate of 18%.

      The annual lease payment for 1 (one) square meter of the Premises leased in VNIITR Building basement shall make per year the sum of the roubles, the equivalent of $120 (one hundred twenty US Dollars) at the quotation rate of 1
(one) US Dollar to rouble determined by the Bank of Russia (Central Bank of the
Russian Federation) on the day of payment execution, including VAT under the rate of 18%..

      3. The present Minutes on coordination of the contractual price shall form the integral and constituent part of Contract# CTC-15/1277/05 dd. 30.12.2005 and come into force since January 01, 2006.

      4. The present Minutes on coordination of the contractual price shall be made in 3 (three) authentic copies, one copy for each party, each of which has the same legal force.

                           SIGNATURES OF THE PARTIES:

Acting for the General director            First Deputy General director
OJSC VNIITR.                               CJSC "Network of television stations"
Mr. Tsirlin I.S                            Khanumyan V.S.

                  STAMP                                             STAMP